UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported): June 7, 2004

                                FONEFRIEND, INC.

             (Exact name of Registrant as specified in its charter)



Delaware                           0-24408                      33-0611753
(State or other             (Commission File Number)         (I.R.S. Employer
jurisdiction of                                              Identification No.)
incorporation)

14545 Friar Street, Suite 103, Van Nuys, CA                         91411
(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code:              (818) 376-1616


This Current Report on Form 8-K is filed by FoneFriend, Inc., a Delaware corporation (the "Registrant"), in connection with the matters described herein.
Exhibit Index appears on page 3.

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ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On May 30, 2004 FoneFriend, Inc., a Delaware corporation ("FoneFriend") entered into a preliminary letter of intent with InfiniCom Networks, Inc., a California corporation ("InfiniCom") to initially acquire 50,000 Voice over Internet Protocol customers for consideration of $7,500,000, payable in cash and stock, subject to FoneFriend's board of directors approval of certain agreements. On June 6, 2004, the definitive agreements, consisting of a Services and Marketing Agreement, a Network Carrier Services Agreement and a Stock Acquisition Agreement (collectively referred to as "Agreements") were duly approved by FoneFriend's board of directors and executed. The Agreements are set forth as Exhibit 10.24 to Registrant's filing.

         The Agreements provide for the purchase by FoneFriend of 50,000 customers, each paying $15 per month for Voice Over Internet Protocol (VoIP) telephony service, supported with a complete "back end" infrastructure and a state of the art network that will allow for efficient handling of customer calls, as well as a customer management and billing solution. The InfiniCom network services and integrated operating technology will allow FoneFriend to build its customer base to over one million users while providing seamless call completion to and from North America, Western Europe and Eastern Asia.

         The purchase price of $7,500,000 requires a cash payment of $750,000 and the issuance of 96,428,571 shares of common stock to InfiniCom. Initial financing will be supplied by Boston-based Dutchess Private Equities Fund, L.P. with whom the company had obtained a $3 million equity line of credit. The issuance of stock in this transaction will result in InfiniCom becoming the major shareholder of FoneFriend, owning approximately 82% of the company's issued and outstanding shares of common stock, although InfiniCom has not announced any formal plans to change the composition of the Board of Directors of FoneFriend. The final closing and transfer of the customer base is scheduled to occur on or about July 1, 2004.

         A copy of the joint press release issued by FoneFriend, Inc. and InfiniCom is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of business acquired.

The financial statements required by this item, if any, will be filed by amendment to this Current Report on Form 8-K not later than 60 days after the date that the initial report on this Form 8-K must be filed.

(b) Pro forma financial information.

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K not later than 60 days after the date that the initial report on this Form 8-K must be filed.

(c) Exhibits.

10.24 MARKETING AND SERVICES AGREEMENT between the Registrant and InfiniCom Networks, Inc., dated June 6, 2004

99.1     PRESS RELEASE by the Registrant dated June 8, 2004.

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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         FONEFRIEND, INC.

Date:  June 8, 2004                      /s/ JACKELYN GIROUX
                                         ------------------------------
                                         Name:  Jackelyn Giroux
                                         Title: President


================================================================================
                                  EXHIBIT INDEX


Exhibit No.     Description of Exhibit
-----------     ----------------------
10.24           Marketing and Services Agreement, dated June 6, 2004

99.1            Press Release dated June 8, 2004


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